Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 28, 2014 (except for Note 15, as to which the date is April 14, 2014), in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-194899) and related Prospectus of Arista Networks, Inc. for the registration of its common stock.

/s/ Ernst & Young LLP

Redwood City, California

April 18, 2014